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Exhibit 99.6

                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement (hereinafter the "Agreement") is made this 26th day of February, 2003, by and between

Geoffrey Perry
14 Crab Apple Lane
Franklin, MA  02038

         hereinafter referred to as "Perry"
and

Whitewing Environmental Corp.
730 Grand Avenue
Ridgefield, NJ 07657

         hereinafter referred to as "Whitewing"

                              W I T N E S S E T H:

         WHEREAS, in order to advance the business operations of Advanced Recovery Solutions, Inc. (hereinafter "ARS"), Perry executed certain personal guarantees; and

         WHEREAS, Perry has contracted to sell his shares of ARS to Whitewing;
and

         WHEREAS, as part of the sale of ARS shares to Whitewing, Whitewing agreed to indemnify Perry against any action taken against him on those personal guarantees;

         NOW, THEREFORE, in consideration of the facts recited hereinabove and the mutual promises and covenants set forth herein, and desiring to be legally bound hereby, the parties hereto agree as follows: 1. Whitewing agrees to indemnify, defend, and hold Perry harmless with respect to any claims, causes of action, damages, costs, expenses (including attorneys' fees and other professional fees and expenses), and any liability incurred by Perry as a result of any personal guarantee Perry signed in order to obtain financing or credit for ARS. 2. Notwithstanding any other provisions hereunder, this Agreement is expressly conditioned upon the closing of Whitewing's purchase of the shares of ARS held by Perry and Carol Dancer. In the event the said purchase of shares does not close, this Agreement shall be null and void in all respects.

         IN WITNESS WHEREOF, Buyer and Seller have duly executed this Agreement as of the day and year first above written.

WITNESS:

                                               Whitewing Environmental Corp.

/s/ Norman Raben                               By:  /s/ Joseph Bianco
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Norman Raben, Secretary                        Joseph Bianco, Chairman


/s/ Thomas A. Cattani                          Geoffrey Perry
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                                               Geoffrey Perry